Exhibit 99.1

29 June    , 2011

To: Mr. Yang Ming

 Chairman

 Gulf Resources, Inc.

Dear Mr. Yang:

 It has been an honor to server on the Gulf Resources Board of Directors over the last two years during which the Company has made great progress.

Please accept this as my formal resignation effective today due to my personal reason. And as of today I do not have any dispute or argument with the company.

I wish you and the company continued success in the future and enjoyed working with you and the management at Gulf Resources, Inc.

Sincerely.

/s/ Ya Fei Ji
Ya Fei Ji